Exhibit 99.2

ProQuest Company

First Quarter 2005 Earnings Conference Call

April 28, 2005

Operator

Good afternoon. My name is Shala and I will be your conference facilitator today. At this time I would like to welcome everyone to the first quarter earnings release conference call. [OPERATOR INSTRUCTIONS]. Mr. Trinske, you may begin your conference.

Mark Trinske - ProQuest Company - VP of Investor Relations

Good afternoon, everyone, and welcome to ProQuest Company’s first quarter 2005 conference call. This is Mark Trinske, Vice President of Investor Relations. I hope everyone has had a chance to review our first quarter financial results, complete with detailed financial tables which were released at 4:00 pm eastern time today. Copies of these results are widely available on financial sites throughout the Internet. The earnings release, a rebroadcast of today’s call, and a transcript of today’s call will be available on our website at proquestcompany.com.

We’ll be making statements that are forward-looking in nature as defined by Private Securities Litigation Reform Act of 1995. There are risks associated with these statements that could cause our performance to differ materially from the statements made today. You can find a discussion of these risks and business trends in company documents on file with the SEC.

Our financial results are presented in accordance with generally accepted accounting principles, or GAAP. We do include non-GAAP figures in our news releases and other communications to provide additional information to investors regarding our financial and business trends. Reconciliations of these figures to GAAP amounts are included in our press releases, our filings with the SEC, and on our corporate website.

Unless noted otherwise, all amounts referenced today are for continuing operations only. I’d like to call your attention to the fact that the results of the Powersports DMS business, that we sold in June 2004, have been excluded from all 2004 amounts for equivalent comparisons. On today’s call, we will bring you information about our first quarter financial results, an update on Voyager Expanded Learning, and a review of our strategic progress.

On today’s conference call, Kevin Gregory, Senior Vice President and Chief Financial Officer will start with a review of ProQuest Company’s overall financial results for the quarter. Following Kevin’s remarks, our Chairman and Chief Executive Officer, Alan Aldworth, will comment on the quarter and discuss progress on the Company’s growth platform. After Alan has completed his remarks, we will open the call for your questions. And now, I’ll turn the call over to Kevin Gregory.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Thanks Mark. Welcome, everyone. ProQuest is off to a good start to 2005. In the first quarter, revenue grew 9%, and earnings were $0.26 per share. The Voyager integration is going well, and Business Solutions and Information and Learning, including Voyager, made solid contributions to our overall results.

Let’s review the first quarter results by business units. Revenue in Information and Learning increased 12%. One of the drivers of revenue growth was the $6 million of revenue from Voyager. This added nine percentage points of growth in the quarter. The other Information and Learning product lines are performing well, and added 3% revenue growth in the quarter. Published products continued to show strong demand, and increased 19%. This growth was driven by Arts and Literature products, E-Dissertations and Historical Newspaper products. We expect published products to continue generating revenue growth of 15% to 20% throughout the remainder of the year.

As expected, revenue from our General Reference and Traditional products declined during the quarter. Our full year expectation for these product lines remains the same. General Reference products should decline by $3 to $4 million dollars in 2005, and Traditional products should decline in the range of 5% to 7% for the year.

I’d like to spend a moment on Voyager’s revenue. Voyager’s revenue is seasonal. The third and fourth quarters are the largest. As a result of the start of the school year, we anticipate that approximately 70% of Voyager’s revenue will come in the second half of the year. As a result of summer school enrollment, the second quarter generates more revenue than the first. The first three months of the calendar year are generally the slowest. For the first three months of this calendar year, versus the same period last year, Voyager revenue grew over 100%. This kind of performance, so early in the year, gives us confidence in our full-year revenue guidance.

For the first quarter, Business Solutions generated revenue of $44.3 million, growth of 5%. Growth at Business Solutions was driven by our Performance Management products. And we also had slight growth in our Automotive Parts and Service products during the quarter.

With regard to earnings, net earnings from continuing operations was $7.8 million, or $0.26 per share. The strong revenue growth in the quarter was not enough to offset the impact of Voyager’s dilution of, approximately, $0.15. This dilution was the result of three factors; first, an EBIT loss of, approximately, $3.6 million, including $1.8 million of amortization of intangible assets; second, an increase of $2.8 million in interest expense associated with the Voyager acquisition; and, finally, the additional shares issued as part of the Voyager transaction. Excluding the dilution of these items related to the Voyager acquisition, net earnings from continuing operations were $11.9 million, or $0.41 per share. While dilution will continue in the second quarter, we expect Voyager’s strong second-half revenue performance to generate $0.20 to $0.40 of accretion for full year.

Let’s talk about cash flow. Free cash flow for the first quarter was a use of $24.3 million, versus a use of $21.3 million in the prior year. The decrease in free cash flow reflects an increase in Capex. The Capex increase was the result of, approximately, $1.1 million related to Voyager, and acceleration of certain content development in order to meet market demands. For example, the historical L.A. Times and a 19th century parliamentary paper. These items represent planned increases. We are confident that Capex will decrease throughout the remainder of the year. Continuing to reduce Capex as a percent of sales remains a priority for us. We’re comfortable with our full year guidance of capex of, approximately, 10% to 12% of sales. To summarize, Information and Learning and Business Solutions experienced solid growth in the first quarter. The growth drivers of our business — Voyager products, Published products, Automotive Performance Management products all performed well. We’re off to a good start in 2005.

Before I turn it over to Alan, let’s take a moment to review our outlook for the second quarter. We expect revenue growth of 20% to 25%, and as a result of Voyager’s dilution, we expect earnings per share of $0.35 to $0.45. We are reiterating our guidance for the full year, and expect revenue of $590 to $610 million, and earnings per share of $2.20 to $2.40. Now, I’ll turn the call over to Alan.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Thanks, Kevin. As we’ve already said, the first quarter is the lowest earnings and revenue period for ProQuest, but nevertheless, the performance has been encouraging to me. My confidence in our full year’s guidance results remains strong. Strategically, we’re executing exceptionally well on our four growth platforms which are; one, innovative K-12 classroom solutions; second, digital published products; third, archival news products; and fourth, new information solution products for automotive customers. Let me give you some examples of those.

First, in K-12, Voyager Learning did very well, as Kevin pointed out, in the first few months as part of ProQuest Company. The renewal rates there are nearly perfect, and the core customer base is growing. We also executed well on our growth strategy by expanding the reading program into middle school, and introducing a map intervention product. Next, we’re increasing the revenue contribution from our digital published products. These are proprietary K-12 and higher education published products. Sales in this category grew by 19% for the quarter.

For example in the first quarter, we announced that later in 2005, we’ll release the digitalized British House of Commons Parliamentary Papers from 1801 to 1900. This product is a part of our continuing program to support 19th century scholarship and study. It joins the 19th century short-title catalogue product and other new resources we’ve added recently.

Also, in the quarter, we introduced online interactive simulations for math and science education called Gizmos. The object of Gizmos is to help middle school and high school students to learn complex scientific and mathematical principles, such as probability and genetics. The interactive situations in Gizmos are a powerful teaching and learning tool. Another example here, in association with the New York Public Library, and the prestigious Schomburg Center for Research in Black Culture; we announced the upcoming release of Schomburg Studies on the Black Experience. This product, another mid-year release, will offer tools for innovative black studies research and teaching.

The third growth platform I mentioned is archival news content. As you know, we’re the market leader in providing access to a broad and deep collection of news content. As a part of our strategy to bring regional papers to our digital archives, we’ve added the Atlanta Journal-Constitution and The Boston Globe to the Historical Newspaper product line. We continue to see strong demand for historical newspapers, with more than 150 new subscribers in the first quarter, for a total now of about 2200. And just this month, we made our largest sale yet of Historical Newspapers, the historical L.A. Times, to the L.A. Public Library system.

And fourth, we continue to add new products for our automotive customers. This is best exemplified by our performance management products. These solutions help automotive companies improve performance and profitability. During the quarter, we added several new products that help automotive dealers solve specific business problems within sales, service, warranty, and dealer management. These products have helped ProQuest Business Solutions accelerate their growth rate for the quarter.

So, in summary, we made solid progress on all of the Company’s growth platforms in the first quarter. These steps will allow us to achieve both our long-term strategic goals, and help us meet our guidance for the year. Operator, we’d now like to open the call up for questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] Thank you. Your first question comes from Richard Close of Jefferies.

Richard Close - Jeffries Group, Inc. - Analyst

Great, congratulations on a good quarter, guys.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Thank you.

Alan Aldworth - ProQuest Company -Chairman, President & CEO

Thanks, Rich.

Richard Close - Jeffries Group, Inc. - Analyst

Just a couple of quick questions, maybe. What was the primary catalyst to the accelerating growth in the Business Solutions?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

The primarily catalyst was adding new products, many of which came from Syncata, the acquisition we made recently, which was a product and technology acquisition. So, they were good at developing products — didn’t have a big market presence, with our broad distribution platform we can take some of the solutions that they’ve developed on a one-op basis for auto manufacturers, product tagged those and take them into the market. It fits nicely with our performance metrics business. Growth in primarily the performance metrics category, if you think of the two major product categories within Automotive as performance metrics and electronics parts catalogues. Electronic parts catalogues part of the business is the more mature slow-end growth part of the business, and performance metrics is the fast-growing part.

Richard Close - Jeffries Group, Inc. - Analyst

Okay. So, maybe, Kevin, if you could help us out, would the growth rates throughout the remainder of the year be somewhat similar to the first quarter? Or was that just sort of one-time event?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes. For the year, we gave guidance for growth of Business Solutions in the range of 3% to 5%. I think we’re still comfortable with that guidance.

Richard Close - Jeffries Group, Inc. - Analyst

Okay.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Obviously, being off to a strong start for the year, gives us a lot more comfort with that guidance.

Richard Close - Jeffries Group, Inc. - Analyst

Yeah. And, then, maybe a follow-up — or a different question. Your gross margins were huge compared to what we were looking for in our model. Can you, maybe, talk to us a little bit about the seasonality in the gross margins, should there be much seasonality? Or is this a rate you can sort of carry over into the remainder of the year?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

We did, with the Voyager acquisition; we did expect an increase in our profit margins, gross profits margins in particular. The Voyager business does have higher gross profit margin products, and they tend to have a higher-selling expense. So, you actually see that in the uptick in SG&A in the quarter, as well. So, I think that you will see, as a result of Voyager, an uptick in the gross profit margin. But you will see, probably not offsetting, but also an increase in the SG&A costs. Does that help you?

Richard Close - Jeffries Group, Inc. - Analyst

Yes. And, then, I guess, maybe one final question. On the seasonality, with respect to — you talked a lot about how the third and fourth quarters are going to be somewhat — the main contributor from Voyager, or periods when Voyager contributes the most. Maybe you —I know you’re not giving earnings guidance, one quarter out, more than one quarter out — but should third and fourth quarters be pretty comparable from an earnings standpoint?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The — without giving specific guidance, because you’re correct we do only give guidance one quarter out; we do expect an uptick on the earnings side in the third and fourth quarter driven primarily by the strong revenue contribution from Voyager. And we have said, moments ago, that we do expect the full year Voyager to contribute $0.20 — between $0.20 and $0.40 for the year. Obviously, the dilutive impact in the first two quarters will be more than offset to get to the $0.20 to $0.40 for the full year.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

To add to that, Richard, historically, ProQuest’s biggest earning quarter has been the fourth quarter. Voyager’s largest earnings quarter is the third quarter. That will balance out the third versus fourth quarter, somewhat for us.

Richard Close - Jeffries Group, Inc. - Analyst

Okay. That’s exactly what I was looking for. Thank you.

Operator

Thank you. Your next question comes from Brandon Dobell of Credit Suisse First Boston.

Chris Pitt - Credit Suisse First Boston - Analyst

Hi, guys. This is actually Chris Pitt for Brandon. Couple more questions, following up on the seasonality related to Voyager. Can you talk about what percentage of their expenses there — increase in expenses is variable. So, the gross margin for Voyager should be fairly constant, I would think. And, then, how much variable expenses are there in the selling line?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Oh, in terms of the variable costs in the selling line, there is a large percentage of their failed compensation — is variable in nature. We tend not to like to give specifics about that because it is competitive information. But I will say that there is a significant portion of that, that is variable in nature and, obviously, will increase as sales increase.

Chris Pitt - Credit Suisse First Boston - Analyst

Okay. And, then, how much of visibility would you say you have into the third and fourth quarters at this point? Is there a proportion of revenues at Voyager that recurs every year? Or how do you think about that?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

The revenue — the revenue is highly recurring, since it sold on a price per student basis. So, we look at renewal rates of existing classrooms. There is higher revenue, slightly higher revenue in the first year because there are some additional materials that are sold upon implementation of the program. But of the curriculum portion, there is a professional development portion, Teacher Professional Development which represents, maybe, 20% of the business — of 80%, that’s curriculum. A high degree of that is recurring revenue. So, that was my reference — earlier to high renewal rates gives us a fair amount of confidence that the revenue from last year will be recurring for the most part. Then we can focus on the variability and visibility being how fast we’re going to grow, adding new products, adding new classrooms and district — adding new districts.

Chris Pitt - Credit Suisse First Boston - Analyst

Okay. And, then, just a couple more. The — from a cash flow perspective, has the seasonality in the cash flow changed as well?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The seasonality has changed a little bit. I think that with Voyager, with the Voyager acquisition, we will start to see a little bit more cash flow in the first quarter than, maybe, we historically have seen. But I think that other than that, the historic trend has been the third and fourth are the big cash generators, fourth the largest. I think you’ll see that same type of trend, but you may see the first quarter ticking up again. We won’t have the benefit of it this year, obviously, but next year; we may see an uptick in the first quarter.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

January was a good cash flow month for Voyager; unfortunately we didn’t own them yet.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes.

Chris Pitt - Credit Suisse First Boston - Analyst

Okay. And then, just two others, with respect to the guidance. Can you quantify the amount of dilution that you expect in the second quarter? And, then, just to clarify — the revenue base for the comparable period last year, that’s going to be the 112? When you say 20% to 25% growth?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The 20-25% growth is off of our base. So, the second quarter revenue last year was — should have that. But—

Alan Aldworth - ProQuest Company - Chairman, President & CEO

It would be the pro forma second quarter without the dealer management system business.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

— let me get back to you on that revenue number. It’s 20% to 25% off of the base from last year, for continuing operations.

Chris Pitt - Credit Suisse First Boston - Analyst

Okay. So, we had that number, then.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes, and we’ll track that down and hopefully have that before the end of the call.

Chris Pitt - Credit Suisse First Boston - Analyst

Okay. And then, just can you comment on the dilution or the — yes, dilution from Voyager in the second quarter?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yeah. I think that Voyager basically, obviously, will have the impact of amortization and interest expense in the second quarter. In terms of the EBIT of Voyager without the, obviously, amortization, it should be break-even to slightly profitable in the second quarter.

Chris Pitt - Credit Suisse First Boston - Analyst

Great. Thanks a lot.

Operator

Thank you. Your next question comes from Mark Marostica of Piper Jaffray.

Mark Marostica - Piper Jaffray & Co. - Analyst

Kevin, following up on the last question, could you actually quantify the amount of dilution? Voyager?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The interest component, again, it probably is going to be in the range of where it was. Actually, it is probably going to be — — hold on one second. $4.2 million, approximately.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

$4.2 million of interest.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes.

Mark Marostica - Piper Jaffray & Co. - Analyst

Okay. And, still, like — $1.8 million of intangibles?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

About $2.6 million of intangibles. Like I say, the Voyager EBIT should be approximately break-even to slightly positive.

Mark Marostica - Piper Jaffray & Co. - Analyst

That’s helpful, thanks. Secondly, relative to Voyager, appreciate the color relative to the full quarter revenue growth that you talked about, attributable to Voyager. That said, what was the mix of professional development and curriculum for Voyager in the quarter? Did it track to that 20% professional development, 80% curriculum that you talked about, Alan?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

More or less.

Mark Marostica - Piper Jaffray & Co. - Analyst

Okay. And has that mix been changing at all over the last several quarters? Or do you expect the trend to amount to any shift in mix?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

I don’t — we don’t expect a major shift in that mix.

Mark Marostica - Piper Jaffray & Co. - Analyst

Okay. And, then, also, regarding library budgets. Last quarter on the call, you mentioned that you have been seeing many different signs of the overall budget environment improving, and I’m wondering if you can add any color to that? And then, as you look into the second quarter, which typically, I think, is a quarter that you often get backfile sales seasonably; can you comment on the outlook for backfile sales into the second quarter?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

On the first question, generally we’re continuing to see strengthening and in library budgets. And — from a macro economic point, there’s also evidence of state tax revenues increasing, and as we’ve said previously, obviously, endowment returns are up — the primary sources of Library funding. Backfile will — we don’t have a lot of visibility into what type of backfile sales will come in in June, and that’s always the case. There is not a high degree of visibility. Those pipelines tend to be developing for a long time, and you often don’t know when it’s going to close until it actually happens. Year-over-year, though, we had a very large backfile sale in Q2 last year.

Mark Marostica - Piper Jaffray & Co. - Analyst

Right.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

— To Hawaii so that was, I think, $750,000? So, that will be hard to replicate, and we’ll have to have a big backfile month in June, just to be even with Q2. That said, I can’t tell you now how June is shaping up yet from a backfile sale.

Mark Marostica - Piper Jaffray & Co. - Analyst

Okay. And last question is — in regards to I&L, if you could comment on the organic revenue growth in the quarter. I think, perhaps, the only acquisition other than Voyager was Serials Solutions that may have impacted that number?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes. The growth of Business Solutions excluding Voyager—

Mark Marostica - Piper Jaffray & Co. - Analyst

I know.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

I’m sorry, the growth of I&L, excluding Voyager three percentage points.

Mark Marostica - Piper Jaffray & Co. - Analyst

And how about excluding Serial Solutions, or any other acquisitions made in the last year?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The impact would have been, approximately, maybe 1 to 1 1/2 percentage points.

Mark Marostica - Piper Jaffray & Co. - Analyst

Very good. Thanks, I’ll turn it over.

Operator

Thank you. Your next—

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

— I’m sorry. A follow-up to the question on the sales for the second quarter of last year. That number is $112,191. A 20% to 25% growth would be compared to that number. I’m sorry, operator, go ahead.

Operator

Your next question is from Scott Krasik of C.L. King & Associates.

Scott Krasik - C.L. King& Associates - Analyst

How are you doing?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Good. How about yourself?

Scott Krasik - C.L. King & Associates - Analyst

Good. Question on Business Solutions, EBIT margins, I think were the lowest they’ve ever been, at least in the least three years or four years. What was the reason for that?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

There is always development going on, in particular with the acquisition of Syncata. There has been development associated with the products that Alan had spoken about, to get them into the market. So, it was really related to development work associated with those products.

Scott Krasik - C.L. King& Associates - Analyst

Was that also the reason R&D was $4.8 million as opposed to the $4 million run rate?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Correct.

Scott Krasik - C.L. King& Associates - Analyst

Okay. So, most of that increase in R&D is related to the Business Solutions?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Correct.

Scott Krasik - C.L. King& Associates - Analyst

Okay. And, then, you work off of annual subscriptions for the most part in Voyager. What’s the reason, still, for the widespread on the Voyager guidance? $0.40? It’s pretty big.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Well, the wide spread in the guidance on Voyager is around, really, the growth rate. We’re inclined to be on the conservative side in our guidance with Voyager until we’ve had — we’ve had a year of experience with the business. So, if the current trend Kevin mentioned that on a comparative basis, the business more than doubled, obviously, if that trend continues through the year that would push us toward the upper end of our guidance range.

Scott Krasik - C.L. King& Associates - Analyst

So, I guess, my question is that — the original guidance for Voyager that you’d given us of 20% top line growth or so, would that get you to the $0.20 and then — ?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Yes. Basically we said more than 20%.

Scott Krasik - C.L. King& Associates - Analyst

Okay.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

I think. So, that’s kind of the bottom end.

Scott Krasik - C.L. King& Associates - Analyst

That’s the low end? And these run rates would be something more?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Yes. They’re obviously a lot of other variables in the mix, but that is one way to look at it.

Scott Krasik - C.L. King & Associates - Analyst

Okay. And, then, Kevin, shouldn’t the amortization be intangibles, should that show up somewhere in the cash flow statement? As an add-back?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

In Depreciation and amortization.

Scott Krasik - C.L. King & Associates - Analyst

Okay. That’s just part of the amortization.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Correct.

Scott Krasik - C.L. King & Associates - Analyst

Okay. And I guess that’s it, thanks, guys.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Thanks, Scott.

Operator

Thank you. Your next question from Jim Kitzinger of Kitzinger & Lautmann Capital Management.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Good afternoon, everyone.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Hi, Jim.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

The last filings you guys did opened up a lot more data behind each of the operating units, and one of the things I kind of picked up — I looked at the Voyager stuff, and it looked to me like last year, in their first quarter they had $6 million of revenues, as I broke it out. Is that correct?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Well, that’s, approximately, correct, yes.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Full quarter you’re talking about?

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Yes, for full quarter. Can you tell us what the revenues were quarter-by-quarter for Voyager in ‘04, then? We have them aggregated for the last three quarters, but we don’t have them quarterly.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

We’re going to supply that information with the quarterly filing that we’ll be putting out over the next two weeks. But to give you kind of a trend rate, it was about $6 million in the first quarter, as we said. Little over $20 million in the second quarter. About $40 million in the third quarter. And $27 million in the fourth quarter.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

— $93 million number.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

And those are unaudited —

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Correct.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

numbers. and not necessarily, exactly — we can’t attest to the—

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Yes. I know. I’m not holding you to that, I just — trying to get a general idea of how the revenues broke quarter-over-quarter. If revenues were up 100% for the first quarter — that’s one of the comments that you made, Kevin?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Correct.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Does that then tell me revenues for Voyager, basically in January of ‘05 were about $6 million?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Approximately.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Yes. I just wanted to understand. I want to make sure I’m on the same page.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Make sure. There’s a lot of $6 million numbers running out there. There is $6 million in the timeframe that we owned them — February and March. If you assume that the ‘04 revenue of $6 million doubled, that means for the first quarter of this year, they had, approximately, $12 million. That means $6 million in the first month, $6 million in February and March. Just so you got a complete path there.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay. And, then, just one last question. You broke out both Business Solutions and I&L in the K this year — in a manner you’ve never done before, where you’ve given us gross margins SG&A, R&D — the basically, pretty much complete P&Ls. As we look at those two businesses and probably most likely Business Solutions, should the margin structure stay the same, is that a mature business now? Or, do the gross margins move around, do the SG&A move around? Candidly, I was surprised to see as much R&D on Business Solutions as there is.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

The - in terms of the margins, you are absolutely right, the electronics parts portion of the business is mature. We do have new parts of the business that we are investing in. As Alan mentioned, he talked about the products that we have put into the market, that we’ll continue to put into the market.

So, the Business Solutions is really a mix of both a mature business and a growth business, and we will continue to invest in those growth businesses, as we move forward. So, you will see R&D associated with those new products. The profit margins may be impacted, as we develop some of those products, as well. But I don’t think — again, the biggest portion of the business is still the electronic parts catalogue business. And it is still one of the big drivers, and it’s a very profitable portion of the business.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

We don’t anticipate dramatic changes in the margin structure, though, Jim.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay. And, then, finally, at the conference I saw you guys at — someone asked the question, why you even have, the Business Solutions, and Alan, you commented that at that time, that you had it for many years because it generated the free cash flow you needed to sustain or build the growth platform, at I&L. And that, now, that’s no longer important. What is your thinking, that you want to own Voyager for a year or two before you would ever make any decisions on whether Business Solutions stays with the company—and it’s a slow grower? Or, given all the capital out looking for deals that generate high free cash flow, this thing has got to be teed-up. And it’s interesting to me that you finally showed the entire P&L this time. Should I read anything into that?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Well, my answer has always been, and continues to be, we will do what’s best for the business and shareholder value. Business Solutions is an excellent business. We see it returning to its historical growth rate this year and beyond. It’s now better after a slow-down last year, and it generates great free cash flow and earnings, which we both like. But that being said, we’ll always consider what’s best for shareholder value.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Just one follow-up on that, Alan. Why did you guys, for the first time, break out those two businesses in the P&L form that you did in the 10-K? I guess that’s really what sparked my question, more than anything.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Yes, I wouldn’t read anything into that, in terms of plans to potentially separate the business. It was purely to — in our quest to be more and more transparent with investors. So, I’m sure that we had a lot of requests from investors to do that.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

And I think, Jim, what you’re referring to is in the MD&A discussion regarding the various line items in the P&L that we gave in table format, kind of the break out of where the components are coming from. Again, as Alan said, that clearly was to give more transparency and to give shareholders and readers an understanding of what was being discussed in the MD&A, moreso than giving any other signal.

Jim Kitzinger - Kitzinger & Lautmann Capital Management - Analyst

Okay, good. That was my question. Thanks, and have a good afternoon.

Operator

Thank you. Your next question comes from Michael Meltz of Bear Stearns.

Michael Meltz - Bear Stearns - Analyst

Hi. Just a few clarification comments. On the question on organic revenues, are you saying that Serials Solutions and the other small businesses added about $2 million in the quarter?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

In that range - $1 to $2 million, correct.

Michael Meltz - Bear Stearns - Analyst

Okay, and what did Syncata add in the quarter?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

It was approximately - the same, approximately $1 to $2. Again, there, it’s a little bit more difficult, because the Syncata products are actually being sold. And as Alan talked about, that’s a situation where we have productized some of the Syncata development work that has been done. And we are out selling some of those products. So, that’s a little bit of a grayer area, but, it’s probably in the range of $1 millionish to $2.

Michael Meltz - Bear Stearns - Analyst

Okay. In terms of what you’re saying for Voyager, if I back into your guidance — are you saying Voyager is roughly $20 million of revenues, and a $0.15 loss in the second quarter? Is that what you’re saying?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

We have not given any guidance on Voyager, specifically, in the second quarter. We’ve given some flavor as to what we thought the dilutive impact would be. We’re not giving any guidance as to what the exact impact is.

Michael Meltz - Bear Stearns - Analyst

Okay. In terms of the trend at Voyager — can you just speak broadly, in terms of the areas or the states — or districts — where you’re seeing the most interest in the product, currently?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Well, it’s pretty widespread, actually, across the country. We’re now in over 500 districts — New York, Philadelphia, Florida is growing nicely, California is starting to show some traction, Texas has been a great state for us for a long time. But, it’s fairly widespread, I don’t know that there are any new — just since we’ve — it’s been a part of ProQuest; any new, huge, large areas that we haven’t been in before — clearly, the larger markets that we’re not in aren’t a high priority for us.

Michael Meltz - Bear Stearns - Analyst

Okay. In terms of the Business Solutions margins, are you expecting them to be stable for the full year?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Yes, the expectation on the margins is that they’ll be consistent with what we’ve seen in the past. There are clearly fluctuations from quarter to quarter as development work is being done, but they should be relatively close to where they were in the prior year.

Michael Meltz - Bear Stearns - Analyst

And last question, I promise. In terms of the interest expense was a little lower than I was anticipating, and that just may be timing. Where are you expecting full year for interest expense?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

Including Voyager?

Michael Meltz - Bear Stearns - Analyst

On a reported basis.

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

That should be in the realm of — let me get back to you on that question. Did you have another question?

Michael Meltz - Bear Stearns - Analyst

No, that’s it. I appreciate your time.

Operator

Thank you. Your next question comes from Peter Appert of Goldman Sachs.

Peter Appert - Goldman Sachs - Analyst

Hey, Alan or Kevin. Could you better help us better understand the growth drivers for Voyager? Particularly these big percentage increases in the first quarter. How much is a function of new sales, new districts signing up, same-store growth - if that’s a metric you look at - and, is there any meaningful revenue yet from the middle school and math product?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Peter, this is Alan. It’s really all of the above. Because so much of the revenue is recurring, when you think about how rapidly it grew last year -you’ve got a large wrap-up going into the first quarter from where you left last year. There is nothing in math yet, that product is just being introduced to the market. So, we’ll start to see sales in the second half. Might see a tad in the second quarter, but that’s mostly a second half item. So, most of it is the ramp-up in the intervention program — the past for K-6 program, and it’s a combination of the ramp from last year, as well as additional school districts, and increases in same-store sales. As these districts that were in, increased the number of students in the program.

Peter Appert - Goldman Sachs - Analyst

Can you scale the math opportunity as you see it? What do you see as the scale of the opportunity in the math —?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

I’m sorry, can we scale? I’m not sure I can answer that, to be honest with you, Peter. It’s — we’ve gotten a lot of interest. Anecdotally, I can tell you that there’s a lot of interest from our existing customers for the program. But, typically, math, as you know, is not as large an opportunity as reading. But the whole area of math intervention may be more competitive - sorry, or maybe less competitive than the reading area. But, I think, maybe after this year — it may be a year before I can give you a better idea as to how big we think that can be. Right now, I’d really be taking a shot in the dark.

Peter Appert - Goldman Sachs - Analyst

And you were using the same sales force, correct — to sell the math product?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

Yes, currently we’re using the same sales force. We may bring on some math specialists, going forward - use the same basic infrastructure and management, but have math specialists. But, currently, we’re going out with the same sales force that, by the way, we’re increasing the size of very rapidly.

Peter Appert - Goldman Sachs - Analyst

And any reason to think that the profitability of the math products should be meaningfully different than the reading product?

Alan Aldworth - ProQuest Company - Chairman, President & CEO

I don’t think so.

Peter Appert - Goldman Sachs - Analyst

Great, thank you.

Operator

Thank you. Your next question comes from Richard Close of Jefferies & Co.

Richard Close - Jeffries Group, Inc. - Analyst

Just two quick follow-ups. I just want to be sure, on the Business Solutions, Kevin, that, essentially, you’re saying that the margins will sort of track along the historical lines on a quarterly basis. Is that correct?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

What I was saying, is that the margins should be pretty close to where they have been, historically. On a quarterly basis, you may see impact from development one quarter versus the next. So, there may be quarterly fluctuations. But, on an overall basis, the margin — bottom line margin, should be similar to where it was in past years.

Richard Close - Jeffries Group, Inc. - Analyst

Okay, and then, also, do you still believe that you’ll . . free cash flow, essentially, 85% to 90% of net income, like you said in the past?

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

That is still our expectation.

Richard Close - Jeffries Group, Inc. - Analyst

Okay. Thank you.

Operator

Thank you. Your next question comes from Mark Marostica of Piper Jaffray.

Mark Marostica - Piper Jaffray & Co. - Analyst

Thank you, I was going to follow-up on Peter’s question regarding the math product. My question is, whether or not, in your $0.20 to $0.40 accretion assumption for Voyager, whether or not you’re expecting the math intervention product to make a material contribution to the $0.20 to $0.40 accretion for the year. Thanks.

Alan Aldworth - ProQuest Company - Chairman, President & CEO

No, not material.

Mark Marostica - Piper Jaffray & Co. - Analyst

Thank you.

Operator

[OPERATOR INSTRUCTIONS]

Kevin Gregory - ProQuest Company - SENIOR VP & CFO

As a follow-up to the question on interest. Our expectation is that interest for the year will be in the low to mid-$30 million range for the year. That includes the interest associated with the Voyager acquisition.

Operator

At this time, there are no further questions. Gentlemen, do you have any closing remarks?

Mark Trinske - ProQuest Company - VP of Investor Relations

Thanks, operator. And thanks to everyone for being on our call today. We’ve completed our annual report, and we will have that out to everyone, soon here. If you have any other questions, feel free to give us a call. We’ll be available to answer your questions at any time. Thanks very much for participating.